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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


        This Agreement is made and entered into as of July 1, 1998 by and between SRS Labs, Inc., a Delaware corporation (the "Company") and John AuYeung, an individual (the "Employee").


                                    RECITALS

        A. The Company develops, markets, sells, and licenses unique, leading-edge, proprietary semiconductor designs and audio technologies. The Company also distributes semiconductor products and other electronic component products throughout China and parts of Asia. The Company has a need for management personnel.

        B. The Company desires to employ the Employee as the Vice President of Business Development upon the terms and conditions set forth in this Agreement.

        C. The Employee is willing to enter into this Agreement with respect to the Employee's employment and services upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

        In consideration of the provisions set forth in this Agreement, the parties agree as follows:

        1.     EMPLOYMENT; DUTIES AND OBLIGATIONS

               1.1 EMPLOYMENT. The Company hereby employs the Employee as the Vice President of Business Development for the Company for the term of this Agreement, and the Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Notwithstanding anything to the contrary herein, except with the consent of the Employee, the Employee's principal place of employment during the term of this Agreement or any renewal thereof shall be located in Santa Ana, California, or within a radius of 25 miles of Santa Ana, California, provided that the Employee recognizes that the position of Employee will require substantial time traveling in the U.S. and abroad, and in particular to China, Hong Kong and Taiwan to manage and develop the business opportunities of the Company's licensable technologies in these regions and with the assistance of the Company's subsidiary, Valence Technology Inc.

               1.2 SERVICE TO THE COMPANY. Subject to applicable law, the policies of the Board of Directors and the Executive Committee of the Company's Board of Directors, the Employee shall have primary responsibility for, among other things, managing and directing the business development activities of the Company and in particular managing, directing, developing and expanding the Company's licensing business of its technologies into the


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Greater China region (China, Taiwan, Hong Kong). Specifically, the Employee
shall be responsible in developing the business strategies and championing the implementation of such strategies in launching VIP, Circle Surround, DVD and the other Company technologies into the consumer and telecom markets in the above-mentioned geographical markets and coordinating such activities, as needed, with the operations of the Company's subsidiary, Valence Technology, Inc.

               1.3 DEVOTION OF TIME TO THE BUSINESS. The Employee shall devote no less than seventy percent (70%) of his entire professional time and best efforts to the business of the Company and its subsidiaries, if any, and shall not during the term of this Agreement engage in any other business activities; provided, however, the parties acknowledge that the Employee serves as President of Communications Management, Inc. and may continue to serve in such capacity to the extent the Employee's duties in connection therewith do not materially interfere with the services required by this Agreement. This Agreement shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of the Employee for or with respect to any of the entities in which such investments are made, except as otherwise restricted in Section 7 herein. This Agreement shall not be interpreted to prohibit the Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement. The Employee shall not, directly or indirectly, acquire, hold, or retain any interest in any business directly competing with or similar in nature to the business of Employer; provided however, that the Employee's beneficial ownership of debt securities in an amount not exceeding $500,000 and/or publicly-traded equity securities in an amount not exceeding 5% of the total outstanding number of shares of the particular class of such equity securities, which are issued by any entity engaged in activities which are competitive with the business of the Company or any of its subsidiaries, if any, shall not be deemed to be a breach of any duty or obligation owed by the Employee to the Company or any of its subsidiaries, if any, hereunder.

        2. TERM. The initial term of this Agreement shall commence as of July 1, 1998 and shall continue in effect until June 30, 1999. The Company may renew the term of this contract for subsequent year periods by giving written notice to the Employee of its intention to do so and assent thereto by the Employee.

        3. COMPENSATION

           3.1 BASE SALARY. For all services rendered by the Employee under this Agreement, the Company (or its designee) shall pay the Employee an annual base salary related to the fiscal year of the Company (the "Base Salary"), payable in accordance with the regular payroll practices of the Company (but at least once a month), at a rate determined in accordance with this Agreement.

               3.1.1 BASE SALARY. The Base Salary to be paid to the Employee hereunder is $150,000 per year for the Company's 1998 fiscal year. The Base Salary to be paid to the Employee hereunder during the Company's 1999 fiscal year shall be $150,000 per year and shall remain at such level until amended.


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               3.1.2 ADJUSTMENTS TO BASE SALARY. Within six months of the end of each of the Company's fiscal years, commencing with the Company's 1999 fiscal year, the Compensation Committee of the Board (or in the absence of a compensation committee, the Board committee performing equivalent functions or the entire Board of Directors of the Company) shall review the Base Salary of the Employee and determine whether to adjust it; provided however that the Base Salary for any fiscal year shall not be less than the initial Base Salary to be paid to the Employee for the Company's 1998 fiscal year.

           3.2 401(K) PLAN. The Employee shall be eligible to participate in the Company's voluntary salary deferral plan and such other similar plans as the Company may adopt from time to time.

           3.3 PERFORMANCE BONUS. Irrespective of any other bonus payment payable to the Employee pursuant to this Agreement, the Compensation Committee (or in the absence of a compensation committee, the Board committee performing equivalent functions or the entire Board of Directors of the Company) shall evaluate the Employee's performance at the end of each fiscal year and determine whether the Employee's performance merits payment of a performance bonus to the Employee. The performance bonus is wholly discretionary.

           3.4 LONG-TERM INCENTIVE COMPENSATION. The Employee shall be eligible to participate in all of the Company's long-term incentive compensation plans, including, but not limited to, any Company stock option, restricted stock or SAR plan (with the exception of those plans only applicable to non-employee directors).

           3.5 OTHER BENEFITS. The Employee shall be eligible to participate in, and be covered by, all such other employee benefits generally provided to an executive officer of the Company. Such benefits include but are not limited to, health (including coverage for family members subject to plan limitations), life and disability insurance (including tax gross up amounts), vacation and sick leave.

           3.6 NO PROHIBITION AS TO OTHER COMPENSATION. Nothing herein shall be deemed to preclude the Company, or any of the Company's subsidiaries, if any, from awarding additional compensation or benefits to the Employee during the term of this Agreement, upon approval of the Compensation Committee (or in the absence of a compensation committee, the Board committee performing equivalent functions or the entire Board of Directors of the Company), whether in the form of raises, bonuses, additional fringe benefits or otherwise.

           3.7 EXPENSES. The Company, in accordance with its policy (which may be modified from time to time) shall promptly reimburse the Employee for all expenses incurred by the Employee in relation to the business of the Company, including, without limitation, expenses pertaining to travel, lodging, meals, entertainment, seminars and periodicals. The Employee shall provide the Company or the applicable subsidiary of the Company, as the case may be, with reasonable documentation showing the business purpose and cost of each item of expense submitted for reimbursement.


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           3.8 TAX WITHHOLDING. The Company and, to the extent applicable, any other subsidiary of the Company, shall have the right to deduct and withhold from the compensation payable to the Employee hereunder such amounts as may be necessary to satisfy such corporation's obligations to federal, state and local authorities to withhold taxes from compensation otherwise payable to the Employee.

        4. TERMINATION

           4.1 TERMINATION FOR CAUSE. The Company may terminate this Agreement and discharge the Employee for cause at any time upon written notice. For purposes of this Agreement, "cause" shall mean (i) the failure to follow the reasonable instructions of the Board of Directors, (ii) the material breach of any term of this Agreement and failure to cure such breach within ten (10) days after written notice thereof from the Company, or (iii) the misappropriation of assets of the Company or any subsidiary of the Company by the Employee resulting in a material loss to such entity. The Employee shall not be entitled to receive any further payments or other benefits under this Agreement after the expiration of 30 days from the date of such notice, other than benefits which have previously vested in the Employee.

               4.1.1 DISPUTE REGARDING TERMINATION FOR CAUSE. In the event the Company gives the Employee written notice of termination for cause, it shall specify therein the reasons for such termination, and the Employee may, within five days after the date of the Company's notice, give written notice to the Company that he disputes the grounds for such termination. Any such dispute shall be determined by arbitration as set forth herein. Within seven days after the date of the Employee's written notice, each party shall select and notify the other of the name and address of an arbitrator. The two arbitrators shall promptly meet to determine whether the Employee's termination was for cause as defined hereunder, and render a decision within fifteen days of submission of the controversy to them. If the two arbitrators cannot within such a period agree, then they shall, within five days thereafter, jointly select a third arbitrator whose decision on the question of whether there was cause for the termination of the Employee shall be final and binding. If the arbitrators decide that there was not cause for the termination of the Employee, the Employee shall be entitled to the full benefits of this Agreement for the remainder of the then term thereof, less any amounts attributable to the Employee's obligation to mitigate damages as determined by the arbitration process. Each side shall pay its own arbitrator and the cost of the third arbitrator, if required, shall be shared equally between the Company and the Employee.

           4.2 TERMINATION UPON DEATH. This Agreement shall automatically terminate upon the death of the Employee, and the Employee shall not be entitled to receive any further payments or benefits under this Agreement, except that the Company and/or its subsidiaries, if any, as the case may be, shall pay to the Employee's legal representative the full salary for the month in which he dies and such legal representative shall be entitled to receive those benefits which have previously vested in the Employee.

           4.3 TERMINATION BY THE COMPANY WITHOUT CAUSE/SEVERANCE. In the event the Company shall give written notice of termination without cause during the then current term of this Agreement, the Employee's term of employment shall terminate effective on the last day of


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the month such notice is deemed effective. Thereafter, the Employee shall be entitled to receive for the remainder of the then current term of this Agreement, or for a period of six (6) months (the "continuation" period), whichever is longer, the Base Salary then in effect and the health, life, disability insurance benefits and the other employee benefits which the Employee had prior to such termination including, but not limited to those set forth in Sections 3.3 through 3.7 herein (collectively referred to herein as the "Termination Benefits"). During the continuation period, the Employee will provide advisory services from time to time to the Chairman of the Board of the Company and the Chief Executive Officer of the Company, as reasonably requested by such individuals and acceptable in timing and scope to the Employee. The Company anticipates that such advisory services will be limited to transitional or management continuity matters and market trends in the Company's primary market segments. During the continuation period outstanding options shall continue to vest and vesting or performance restrictions on any stock awards shall continue to lapse according to the schedules set forth in the respective stock option or stock award agreements. If the Employee accepts employment from any other party during the continuation period, the continuation period cash salary and Termination Benefits will immediately terminate on the date on which such new employment commences and the Employee will receive a lump sum severance payment equal to 80% of the balance of the continued salary payable under this
Section 4.3. Any cash bonus amount which would otherwise be payable within the twelve month period, if not paid on or prior to such acceptance date shall not be paid. In addition, for purposes of options or other awards pursuant to the Company's employee benefit plans, such acceptance date shall be deemed the termination date under such plans. For purposes of this Section 4.3 and subject to Section 5 herein, "employment" shall exclude (a) service as an officer or director of the Employee's personal investment holding company, (b) service as a director on the board of a corporation, (c) engagement as a bona fide part-time consultant, or (d) self-employment or engagement as an officer or director of an operating corporation or enterprise (as opposed to a personal investment holding company) founded or controlled by the Employee and which has revenues of less than $5,000,000 per year.

           4.4 TERMINATION BY THE EMPLOYEE. Notwithstanding anything to the contrary herein, this Agreement may be terminated voluntarily by the Employee and the Employee agrees to provide 60 days prior written notice to the Company.


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        5. TERMINATION FOLLOWING CHANGE IN CONTROL.

           5.1 ELECTION. If either the Company elects to terminate the Employee without cause pursuant to Section 4.3 within 90 days before or one year after a Change in Control (as hereinafter defined) or the Employee elects to resign with Good Reason (as hereinafter defined) within one year after a Change in Control, then as a severance benefit and in lieu of all compensation or damages, the Company shall (i) pay the Employee in one lump sum or in equal monthly installments, at the sole election of the Employee, an aggregate amount equal to the Base Salary in effect at the time of such termination or resignation for the remainder of the then current term of this Agreement, or for six (6) months, whichever is longer; (ii) pay the Employee any bonus amount earned pursuant to the Company's annual incentive bonus plan or such similar plan and which would otherwise be paid if the Employee were employed by the Company, one of its subsidiaries, if any, or successors thereto during the six month period commencing on the day of such termination or resignation under this Section 5 (the "Termination Period"); and (iii) provide to the Employee all Termination Benefits (as such term is defined in Section 4.3 herein).

           5.2 TERMS OF STOCK OPTIONS OR OTHER STOCK-BASED AWARDS. Any stock option agreement or other stock award agreement heretofore or hereafter granted under the Company's stock based compensation plans shall have as a term and condition of such grant or award (in addition to such other provisions and whether inserted into the applicable agreement or not) the following provision:

               "Notwithstanding anything to the contrary, if in connection with or as a result of a Change in Control (as defined in the Employment Agreement, hereinafter defined) the Company elects to terminate the Employee or the Employee elects to resign under
               Section 5 of the Employment Agreement by and between the Company and the Employee dated as of July 1, 1998 (the "Employment Agreement"), then the date of exercisability of each outstanding option, and the date on which all vesting or performance restrictions lapse on any award pursuant to the Company's employee benefit plans, shall be immediately accelerated, allowing the Employee to immediately acquire all of the outstanding unvested options or to immediately hold such stock free and clear of any vesting or performance restrictions, as the case may be."


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           5.3 DEFINITIONS

               5.3.1 For purposes of this Section 5 "Change in Control" shall mean:

                     (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is defined in subsection (iii) hereof) of the Company immediately prior to such transaction;

                     (ii) The Company sells all or substantially all of its
               assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding voting securities of which are held directly or indirectly in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale;

                     (iii) There is a report filed on Schedule 13D or Schedule
               14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange
               Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors of the Company ("Voting Stock");

                     (iv) The Company files a report or proxy statement with the
               Securities and Exchange Commission pursuant to the Exchange Act disclosing in, or in response to, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

                     (v) If during any period of two consecutive years,
               individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or


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                     (vi) Notwithstanding the foregoing provisions of (a)
               subsections (iii) or (iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because the Company, an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an "Affiliate"), any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Corporation, whether in excess of 20% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (b) Subsection (iii) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because a person who is a holder of five percent (5%) or more of the Voting Stock and who also is an officer and director of the Company on the date of this Agreement acquires 20% or more of the Voting Stock.

                     (vii) Notwithstanding the foregoing provisions of
               subsections (i) and (ii) hereof, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement solely because the Company engages in an internal reorganization, which may include a transfer of assets to one or more Affiliates, provided that such transaction has been approved by at least two-thirds of the Directors of the Company and as a result of such transaction or transactions, at least 80% of the combined voting power of the then-outstanding securities of the Company or its successor are held in the aggregate by the holders of Voting Stock immediately prior to such transactions.

               5.3.2 For purposes of this Section 5, the Employee shall be deemed to have resigned "with Good Reason" if he does so following a Change in Control as a result of the Company or any or its subsidiaries, if any, having done any or all of the following without the Employee's express written consent:
(i) assigned the Employee different duties or made changes in his reporting responsibilities, title, or office that are substantially inconsistent with the Employee's duties, responsibilities, titles, or offices immediately prior to the Change in Control; (ii) reduced the Employee's Base Salary from that in effect at the time of the Change in Control; (iii) failed to continue any bonus plan in substantially the same form as it existed prior to the Change in Control; (iv) required the Employee to be based more than 25 miles from his present office location, except for required travel consistent with the Employee's present business travel obligations; (v) failed to continue any plan or program for compensation, employee benefits, stock purchase or ownership, life insurance, group medical, disability, or vacation in substantially the same form as immediately prior to the Change in Control, or otherwise made any material reduction in the Employee's fringe benefits including but not limited to those described in Section 3 herein; or (vi) failed to obtain the assumption of this Agreement by any successor to the Company.


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           5.4 RELATIONSHIP TO OTHER TERMINATION SECTIONS. The Employee shall not be entitled to the benefits of this Section 5 if this Agreement and his employment are terminated pursuant to Sections 4.1, 4.2, 4.3 or 4.4.

           5.5 COMPANY'S SOLE OBLIGATIONS. In the event of any termination pursuant to this Section 5, the payment of all compensation owing for services rendered by the Employee prior to such termination and of the severance benefits set forth in this Section 5 as applicable constitute the sole obligations of the Company and are in lieu of any damages or other compensation that the Employee may claim in connection with this Agreement.

        6. RESIGNATION AS DIRECTOR AND OFFICER. In the event of any termination or resignation pursuant to Sections 4.1, 4.3, 4.4 or 5, the Employee shall be deemed to have resigned voluntarily as an officer and director of the Company (and of any subsidiaries of the Company, if any) if he was serving in either of such capacities at the time of termination.

        7. NON-COMPETITION, COVENANT NOT TO HIRE CERTAIN THE EMPLOYEES; TRADE SECRETS. The Employee acknowledges that in the course of his employment hereunder he will have access and be made privy to the marketing, business and financial plans and trade secrets of the Company and the Company's subsidiaries, if any, (for purposes of this Section 7 and Section 8 herein, collectively and, as the case may be, each such subsidiary individually, referred to as the "Company") and will have access to information of the Company important in its operations. The Employee recognizes that it is vital to the Company's business that such plans and secrets not be disclosed to or used by others, and that the Company's relations with its employees not be disrupted. The Employee, therefore, hereby agrees as follows:

           (a) the Employee shall not at any time during the term of this Agreement engage or be interested in, directly or indirectly, for himself or for anyone else, or render any services or advice (as employee, consultant or otherwise) to anyone directly or indirectly engaged in the operation or management of, or the rendition of services to, any entity doing business in the United States, directly competitive with or similar in nature to that operated by the Company or any of its subsidiaries, if any;

           (b) the Employee shall not at any time during the term of this Agreement and for a period of one year after such termination (i) employ any individual who was employed by the Company or any of its affiliates, during (i) the one year period commencing one year prior to the date the Employee's employment terminates, or (ii) in any way, cause, influence, or participate in the employment of any such individual by anyone else during said period;

           (c) the Employee shall not disclose or use any trade secrets of the Company, either during the term hereof or six months after termination of this Agreement; and provided however, that any disclosure to a governmental agency as required by law by the Employee will not be a breach of this Section 5(c) of this Agreement.


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        8. INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of Section 7 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

        9. INVENTIONS AND IMPROVEMENTS.

           (a) The Employee hereby assigns to the Company an exclusive right to all inventions, discoveries, ideas and improvements made by him, whether alone or jointly with others, relevant to the subject matter of his employment.

           (b) The Employee hereby recognizes as the exclusive property of the Company and hereby assigns to the Company without further consideration:

               (i) all inventions, discoveries, ideas and improvements made, conceived or discovered, by the Employee during the term of this Agreement, whether by himself or jointly with others (whether or not employees of the Company) and whether or not made at the Company's premises or during working hours, relating or pertaining in any way to the kind of business or any tests, research or development carried on by the Company, or any subsidiary or affiliate of the Company; and

               (ii) all of his right, title and interest in and to each application for Letters Patent of the United States or of any foreign country that he either alone or jointly with others (whether or not employees of the Company), may hereafter file with respect to any such invention, discovery, idea or improvement and each patent that may be issued thereon.

           (c) The Employee agrees to execute any assignments to the Company or its nominee of his rights, title and interest in any such invention, discoveries, ideas and improvements, and any other instruments and documents requisite or desirable in applying for and obtaining patents at the cost of the Company with respect thereto in the United States and all foreign countries as and when requested by the Company. The Employee further agrees whether in the employ of the Company or nit, to cooperate to the extent and in the manner requested by the Company in the prosecution or defense of any patent claims or any litigation or other proceedings involving any inventions, discoveries or improvements covered by this Agreement, but all expenses thereof shall be paid by the Company. Any invention, discovery, idea or improvement within the scope of this Section 9 shall be disclosed promptly in writing to the Board of Directors of the Company.

           (d) In the event the Company is unable to secure the Employee's signature on any document or documents needed to apply for or prosecute any patent, copyright or other right or protection relating to an invention, discovery, idea or improvement, whether because of his physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by him.


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        10. INSURANCE. The Company shall purchase and keep in full force and effect for the Employee a policy of directors' and officers' liability insurance at coverage levels consistent with other executive officers of the Company.

        11. AUTHORITY. The individual executing this Agreement on behalf of the Company represents and warrants to the Employee that the performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite action and that he has the power and authority to execute this Agreement.

        12. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopy, overnight courier service, or by United States certified or registered mail, return receipt requested. Each such notice, request, demand or other communication shall be effective (a) if delivered by hand or by overnight courier service, when delivered at the address specified in this Section; (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received; and (c) if given by certified or registered mail, three days after the mailing thereof.

               Address for notices (unless and until written notice is given of any other address):

               If to the Company:

                      SRS Labs, Inc.
                      2909 Daimler Street
                      Santa Ana, California 92705
                      Attention: Ms. Janet M. Biski
                                 Chief Financial Officer and Secretary
                      Fax: (714) 852-1099

               If to the Employee:

                      John AuYeung
                      Fax: (949) 724-9646

        13. FURTHER DOCUMENTS AND ACTS. Each of the parties hereto agrees to cooperate in good faith with the other and to execute and deliver such further instruments and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated under this Agreement.

        14. FINANCIAL REPORTING. Any computation pertaining to Employer's financial affairs to be made hereunder or referenced herein shall be based on generally accepted accounting principles, applied on a consistent basis.

        15. ATTORNEYS' FEES. In any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, the prevailing party in such action shall be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees.


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        16. CALIFORNIA LAW. This Agreement has been negotiated and executed in the State of California and is to be performed in Orange County, California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws. Any dispute, action, litigation or other proceeding concerning this Agreement shall be instituted, maintained, heard and decided in Orange County, California.

        17. AMENDMENTS/WAIVER. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

        18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        19. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

        20. ENTIRE AGREEMENT. This Agreement contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.

        21. REMEDIES. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

        22. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, personal representatives, successors and assigns.


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

        23. INTERPRETATION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provision herein.

        24. MISCELLANEOUS. Each provision of this Agreement to be performed by a party hereto shall be deemed both a covenant and condition, and shall be a material consideration for the other party's performance hereunder, and any breach thereof by the party shall be deemed a material default hereunder. The recitals and all other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise, all references herein to a "day" shall be deemed to be a reference to a calendar day. Unless expressly stated otherwise, cross-references herein shall refer to provisions within this Agreement, and shall not be deemed to be references to the overall transaction or to any other document. Time is of the essence in the performance of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement in Orange County as of the date first written above.

COMPANY:                                  SRS LABS, INC., a Delaware corporation


                                          By: /s/ THOMAS C. K. YUEN
                                              ----------------------------------
                                              Thomas C.K. Yuen
                                              Chairman of the Board and Chief
                                              Executive Officer

                                          By: /s/ JANET M. BISKI
                                              ----------------------------------
                                              Janet M. Biski
                                              Chief Financial Officer and
                                              Secretary


EMPLOYEE:                                 /s/ JOHN AU YEUNG
                                          --------------------------------------
                                              John AuYeung



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